SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                             SCHEDULE C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                            and Exchange Act of 1934

Check  the  appropriate  box:

[ ]     Preliminary  Information  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[x]     Definitive  Information  Statement

                        Gulfport Energy Corporation, Inc.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment  of  Filing  Fee  (Check  Appropriate  Box):

[x]     No  fee  required

[ ]     Fee  computed  on  table below per Exchange Act Rules 14c-5(g) and 0-11

1)      Title  of  each  class  of  securities  to  which  transaction  applies:

2)      Aggregate  number  of  securities  to  which  transactions  applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)      Proposed  maximum  aggregate  value  of  transaction:

5)      Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

1)      Amount  Previously  Paid:

2)      Form,  Schedule  or  Registration  Statement  No.:

3)      Filing  Party:

4)      Date  Filed:

                          GULFPORT ENERGY CORPORATION
                        6307 Waterford Blvd., Suite 100
                          Oklahoma City, Oklahoma 73118

                              INFORMATION STATEMENT
                              ---------------------



     This Information Statement is being furnished to the stockholders of Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the election of five directors for the coming year.
     On August 24, 2000, the Board of Directors also nominated five persons to serve on the Board of Directors of the Company for the coming year.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to elect the nominated directors. On September 1, 2000, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent electing the five directors for the next year. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

     September 15, 2000 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of, and to vote for the nominated directors. The Company had 10,145,400 shares outstanding as of the Record Date.

     This Information Statement is being furnished by the Company and was first mailed on or about October 5, 2000 to the holders of the Company Stock as of the close of business on the Record Date.

















          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
                SECURITIES COMMISION HAS PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY
                  REPRESENTATIONS TO THE CONTRARY IS UNLAWFUL.

           The date of this Information Statement is October 5, 2000.

ELECTION  OF  DIRECTORS

     On August 24, 2000 the Board of Directors nominated five persons to serve on as the Board of Directors of the Company for the coming year. On September 1, 2000, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent electing the five nominated persons as Directors of the Company. Each director will serve until the next annual meeting or until he is succeeded by another qualified director who has been elected.

     All five of the persons elected are now members of the Board of Directors. The following information about the directors was provided by the directors:

Biographical  Information

The following table sets forth the name and age of each director and his principal position with the Company.

NAME                   AGE         POSITION
Mike  Liddell          47          Chairman  of  the  Board,
                                   Chief  Executive  Officer  and
                                   Director
Robert  E.  Brooks     52          Director
David  L.  Houston     47          Director
Mickey  Liddell        39          Director
Dan  Noles             53          Director


     Mike Liddell has served as a director of Gulfport since July 11, 1997, as Chief Executive Officer since April 28, 1998 and as Chairman of the Board since July 28, 1998 and President since July 15, 2000. In addition, Mr. Liddell served as Chief Executive Officer of DLB Oil & Gas, Inc. from October 1994 to April 28, 1998, and as a director of DLB from 1991 through April 1998. From 1991 to 1994, Mr. Liddell was President of DLB. From 1979 to 1991, he was President and Chief Executive Officer of DLB Energy. He received a B.S. degree in education from
Oklahoma State University. He is the brother of Mickey Liddell and brother-in-law of Dan Noles.

     Robert E. Brooks has served as a director of Gulfport since July 11, 1997. Mr. Brooks is currently a partner with Brooks Greenblatt, a commercial finance company located in Baton Rouge, Louisiana that was formed by Mr. Brooks in July 1997. Mr. Brooks is a Certified Public Accountant and was Senior Vice President in charge of Asset Finance and Managed Assets for Bank One, Louisiana between 1993 and July 1997. He received his B.S. degree from Purdue University in mechanical engineering in 1969. He obtained graduate degrees in finance and accounting from the Graduate School of Business at the University of Chicago in 1974.

     David Houston has served as a director of Gulfport since July 1998. Since 1991, Mr. Houston has been the principal of Houston & Associates, a firm that offers life and disability insurance, compensation and benefits plans and estate planning. Prior to 1991, he was President and Chief Executive Officer of Equity Bank for Savings, F.A. He currently serves on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, and is the former chair of the Oklahoma State Ethics Commission and the Oklahoma League of Savings Institutions. He received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University.

     Mickey Liddell has served as a director of Gulfport since January 1999. Mr. Liddell is currently the President of Banner Entertainment, Inc., a motion picture production company in Los Angeles, California. Prior to 1994, Mr.
Liddell  owned  and  managed  wholesale nutrition product stores in Los Angeles.

Mr. Liddell received a Bachelor of Arts from the University of Oklahoma in Communications in 1984 and a graduate degree from Parson School of Design in New York, New York in 1987. He is the brother of Mike Liddell and brother-in-law of Dan Noles.

Dan Noles has served as a director of Gulfport since January 2000. Mr. Noles has served as the president of Atoka Management Company, an oilfield equipment company since 1993. Mr. Noles received his Bachelor degree in Finance from the University of Oklahoma in 1970. Mr. Noles is the brother-in-law of Mike Liddell and Mickey Liddell.

Service  on  the  Board

     Term of Board Service. Mike Liddell and Robert Brooks were appointed to the Board of Directors on July 11, 1997. David Houston was appointed to the Board in July 1998. Mickey Liddell was appointed to the Board in January 1999. Dan Noles was appointed to the Board in January 2000.

     Board Meetings and Committees. The Board of Directors held five meetings in 1999. No director missed more than 25% of the meetings held by the Board except Robert Brooks who missed three meetings. In addition to the five meetings,  the  Board  adopted  one  resolution  by  written  consent.

     The Board of Directors maintained an Audit Committee which held its first meeting of the year in March 1999 with all members participating. The Audit Committee recommends to the whole Board of Directors the selection of independent certified public accountants to audit annually the books and records of the Company, reviews the activities and report of the independent certified public accountants, and reports the results of such review to the whole Board of Directors. The Audit Committee also monitors the internal controls of the Company. In 1999 the Audit Committee was composed of Robert E. Brooks, David Houston and Mickey Liddell, all of whom are non-employee directors at the time of the first meeting.

     The Board of Directors established a Compensation Committee in May 1999. The Compensation Committee held its first meeting on May 18, 1999. At the first meeting, the Compensation Committee voted to enter into employment agreements with the Company's President and Chief Executive Officer, adopt an Option Plan for employees, consultants and directors of the Company, and to terminate the Administrative Service Agreement. The Compensation Committee held its second meeting on September 21, 1999 and voted to adopt a 401(k) Plan and Profit
Sharing Plan as well as a Life Insurance Plan for Key Executives. The Compensation Committee is comprised of Robert Brooks, David Houston and Mickey Liddell.

     In 1999, the Board did not delegate its functions to any other standing committee, and thus did not create executive, nominating or other similar committees.

Director Compensation. The Company pays its non-employee directors a monthly retainer of $1,000 and a per meeting fee of $500 and reimburses all ordinary and necessary expenses incurred in the conduct of the Company's business.

Liability of Directors and Officers and Indemnification. As permitted by the Delaware General Corporate Law (the "DGCL"), the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of the directors for a breach of their fiduciary duty. These provisions do not eliminate liability of the directors for (i) a breach of the director's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate the liability of a director for violations of the Federal securities laws, nor do they limit the rights of the Company or its Stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Bylaws and the DGCL, further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of Stockholders or disinterested directors or otherwise.

                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS,
                            AND CERTAIN STOCKHOLDERS

Beneficial  Ownership  of  Directors,  Officers  and  Certain  Stockholders

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1999, by (i) each director, (ii) each named executive officer in the Summary Compensation Table,
(iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)                 Beneficial Ownership
--------------------------------------------------------------------------------
                                                       Shares      Percentage(2)
                                                      ---------    -------------
Mike  Liddell(3)                                        757,145        7.46%
6307  Waterford  Blvd.,  Suite  100
Oklahoma  City,  OK  73118

Charles  E.  Davidson(4)                              4,358,995       42.96%
411  West  Putnam  Avenue
Greenwich,  CT  06830

Wexford  Management,  LLC(5)                          1,795,860       17.70%
411  West  Putnam  Avenue
Greenwich,  CT  06830

Peter  M.  Faulkner(6)                                  777,384        7.66%
767  Third  Avenue,  Fifth  Floor
New  York,  New  York  10017

Robert  Brooks                                                *           *
343  3rd  Street
Suite  205
Baton  Rouge,  LA  70801

David  Houston                                                *           *
1120  N.W.  63rd,  Suite  360
Oklahoma  City,  OK  73116

Mickey  Liddell                                               *           *
8265  Sunset  Blvd.,Suite  200
Los  Angeles,  CA  90046

Ronald  D.  Youtsey  (7)                                      *           *
Raymond  P.  Landry  (8)                                      *           *

All directors and executive officers as a group         353,857       10.30%
(8  individuals)
-------------------------------

*     Less  than  one  percent.

(1) Unless otherwise indicated, each person or group has sole voting power with respect to all listed shares.

(2) Each listed person's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(3) Includes shares of Common Stock held of record by Liddell Investments, L.L.C. Mr. Liddell is the sole member of Liddell Investments, L.L.C.

(4) Includes 1,322,251 shares of Common Stock held by CD Holding, L.L.C. and 27,073 shares of Common Stock held in an IRA for Mr. Davidson. Mr. Davidson is the sole member of CD Holding, L.L.C. Does not include 555,948 shares of Common Stock held by the Wexford Entities (as defined below). Mr. Davidson is the Chairman and controlling member of Wexford Management, L.L.C. Mr. Davidson disclaims beneficial ownership of the 555,948 shares owned by the Wexford Entities.

(5) Includes shares of Common Stock owned by the following investment funds (the "Wexford Entities") that are affiliated with Wexford Management:
        Wexford Special Situations 1996, L.P.; Wexford Special Situations 1996 Institutional, L.P.; Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.

(6)     Includes shares of Common Stock owned by the following investment funds:
        PMF Partners, L.L.C., Rumpere Capital, L.P., and Rumpere Capital Fund, Ltd.

(7) Ronald Youtsey served as the Company's Chief Financial Officer from July 1997 until October 1998.

(8) Mr. Landry's share ownership reflects options for 1,200 shares, which are currently exercisable.

Executive  Compensation

     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and any other executive officer whose annual compensation exceeded $100,000 (the "named executives") through the three years ended December 31, 1999, in all capacities in which they served during that period.

                                                    Long  Term
Name and Principal                  Annual         Compensation       All Other
   Position            Year    Compensation(1)(2)      Awards       Compensation
--------------------------------------------------------------------------------
                               Salary       Bonus
                              --------     ------
Mike  Liddell          1999   $200,000     $ 4,166  253,635 options        ---
Chief Executive        1998   $133,333         ---      ---                ---
 Officer(3)

Mark  Liddell          1999   $200,000     $ 4,166  253,635 options        ---
President(4)           1998   $133,333         ---      ---                ---


Raymond  P.  Landry    1998   $156,000         ---      ---                ---
Executive  Vice -      1997   $156,000     $78,000  $60,000                ---
President  (5)

Ronald  Youtsey        1998   $104,166
Chief Financial
Officer(6)

Wayne A. Benninger     1998        ---         ---      ---                ---
Vice-President         1997   $ 95,506     $65,500      ---                ---
Strategic  Planning(7)

Thomas Stewart         1998        ---         ---      ---                ---
Vice-President of      1997   $ 83,359     $53,000      ---                ---
Operations(8)
------------------

(1) Amounts shown include cash and non-cash compensation earned and received by the named executives as well as amounts earned but deferred at their election.

(2) The Company provides various perquisites to certain employees, including the named executives. In each case, the aggregate value of the perquisite provided to the named executives did not exceed 10% of such named executive's annual salary and bonus.

(3) Mr. Mike Liddell became the Chief Executive Officer of the Company on April 28, 1998. Mr. Liddell's salary was not paid directly by Gulfport until after June 1, 1999. Through June 1, 1999, his services were provided pursuant to the Administrative Services Agreement and the compensation amount reflects the portion of his compensation from DLB Equities, L.L.C. that was allocated to the Company under such agreement. See "Certain Transactions".

(4) Mr. Mark Liddell was named President of the Company on April 28, 1998. Mr. Liddell's salary was not directly paid by Gulfport until after June 1, 1999. Through June 1, 1999, his services were provided pursuant to the Administrative Services Agreement and the compensation amount reflects the portion of his compensation from DLB Equities, L.L.C. that was allocated to the Company under such agreement. See "Certain Transactions". Mr. Liddell passed away on December 24, 1999.

(5) Mr. Landry received a $25,000 sign-on bonus per the terms of his employment contract, payment of which was deferred to 1996. Mr. Landry received $78,000 in compensation during 1997 as a participant of the employee stay bonus program. Mr. Landry ceased to be an Executive Vice President on May 5, 1998, but continued to serve as an employee of the Company until July 11, 1999.

(6) Mr. Ronald Youtsey served as the Company's Chief Financial Officer from July 1997 until October 1998. During the period from January 1, 1998 until April 28, 1998, Mr. Youtsey's compensation was paid by DLB Oil & Gas, Inc. under the First Administrative Service Agreement. From April 28, 1998 until October 1998, Mr. Youtsey's compensation was paid by DLB Equities, LLC pursuant to the Amended Administrative Service Agreement. The compensation amount reflects the portion of his compensation allocated to the Company in 1998.

(7) Mr. Beninger resigned as Vice President of Strategic Planning on August 31, 1997. During 1997, Mr. Beninger received $65,500 in compensation as a participant of the employee stay bonus program.

(8) Mr. Stewart resigned as Vice President of Operations on July 11, 1997. During 1997, Mr. Stewart received $53,000 in compensation as a participant of the employee stay bonus program.

Stock  Options  Granted

     Stock  Options  Granted

     On June 1, 1999, Mike Liddell, Chief Executive Officer and Chairman of the Board, received a grant of options for 2.5% of the issued shares of Common Stock at an exercise price of $2.00 per share. The options shall be exercisable and vest as to 35% of the shares on June 1, 2000, an additional 35% of the shares will become exercisable and vest on June 1, 2001, and the remaining shares will become exercisable and vest on June 1, 2002. On January 17, 2000, Mr. Liddell was granted an additional 203,635 giving him a total of 457,270 options at the date of this filing.

     On June 1, 1999, Mark Liddell, President, received a grant of options for 2.5% of the outstanding shares of Common Stock at an exercise price of $2.00 per share. The options were scheduled to be exercisable and vest as to 35% of the shares on June 1, 2000, an additional 35% of the shares will become exercisable and vest on June 1, 2001, and the remaining shares will become exercisable and vest on June 1, 2002. On December 24, 1999, Mr. Liddell died. Pursuant to the terms of Mr. Liddell's Stock Option Agreement, all of his options were surrendered to the Company.

     On September 15, 1999, the non-employee board members were granted 10,000 options each with an exercise price of $2.00. The options shall vest 3,333 on October 1, 1999, 3,333 on October 1, 2000, and 3,334 on October 1, 2001. On
January 17, 2000, each of the non-employee board members were granted an additional 10,000 options with the option vesting as to one-third on each anniversary of the grant for three years.

     The Option Agreements for Mike Liddell and the Directors provide that if the Company at any time increases the number of outstanding shares of the Company or alters the capitalization of the Company in any other way, the stock options shall be adjusted to reflect such changes.

The following table sets forth information concerning the grant of stock options during 1999 to the named executives and directors.

                      Individual  Grants                            Potential Realizable
                    Number of     #of Total                        Value  Assumed Annual
                    Securities    Options                         Rates at of Stock Price
                    Underlying    Granted                         Appreciation for Option
                    Options       Employers   Exercise                     Terms()
Name                Granted(#)    in 1999     Price ($/SH)            5%($)        10%($)
-----------------------------------------------------------------------------------------
Mike  Liddell        253,635          47%         $2.00
Mark  Liddell        253,635          47%         $2.00
Robert  Brooks        10,000          02%         $2.00
David  Houston        10,000          02%         $2.00
Mickey  Liddell       10,000          02%         $2.00

     No options were granted to the named executives or directors in 1998. The following table sets forth information concerning the grant of stock options during 1997 to the named executives.

                      Individual  Grants                            Potential Realizable
                    Number of     #of Total                        Value  Assumed Annual
                    Securities    Options                         Rates at of Stock Price
                    Underlying    Granted                         Appreciation for Option
                    Options       Employers   Exercise                     Terms()
Name                Granted(#)    in 1997     Price ($/SH)            5%($)        10%($)
-----------------------------------------------------------------------------------------
Raymond P. Landry      1,817         100%         $3.50               $


(1) The assumed annual rates of increase are based on an annually compounded increase of the exercise price of $3.50 per share through a presumed ten year option term.

(2) Mr. Landry's options were granted under an employment agreement that was part of the Plan of Reorganization. On March 5, 1999, the Company conducted a 50 to 1 reverse stock split which reduced Mr. Landry's options to 1,200. On September 15, 1999 the Company issued an additional 6,700,000 shares in connection with its Regulation D offering. The Additional issuance increased Mr. Landry's options to 1,817.

     Stock  Option  Holdings

     The following table sets forth the number of unexercised options held by named executives as of December 31, 1999. No options were exercised in 1997 or 1998 and no options were in-the-money as of December 31, 1999.

                                                Number  of  Unexercised
                                                  Options  at  FY-End
Name                                         Exercisable      Unexercisable
---------------------------------------------------------------------------
Mike  Liddell(1)                                    ---          253,635
Mark  Liddell(1)                                                 253,635
Robert  Brooks(1)                                 3,333            6,667
David  Houston(1)                                 3,333            6,667
Mickey  Liddell(1)                                3,333            6,667
Raymond  P.  Landry (2)                             ---            1,817


(1)  These  options  were  exercisable  at  $2.00  per  share.
(2)  These  options  were  exercisable  at  $3.50  per  share.

     Stock  Option  Holdings

     The following table sets forth the number of unexercised options held by named executives as of December 31, 1998. No options were exercised in 1997 and no options were in-the-money as of December 31, 1998.

                                                Number  of  Unexercised
                                                Options  at  FY-End(1)
Name                                         Exercisable      Unexercisable
---------------------------------------------------------------------------
Raymond  P.  Landry                                 ---            1,200


(1)  These  options  were  exercisable  at  $3.50  per  share.

Stock  Options  Granted  2000

     On December 24, 1999 Mark Liddell died. Mr. Liddell had previously been granted 253,635 options. Pursuant to the terms of Mr. Liddell's Stock Option Agreement, all of his options were surrendered to the Company. The following is a table of stock option grants made after December 31, 1999 and before the date of this filing.

                      Options                 Options            Total
Name                  At December 31, 1999    Granted 2000       Options Granted
-------------------------------------------------------------------------------
Mike  Liddell          253,635                203,635             457,270
Robert  Brooks          10,000                 10,000              20,000
David  Houston          10,000                 10,000              20,000
Mickey  Liddell         10,000                 10,000              20,000
Dan  Noles                  --                 20,000              20,000
Employees                   --                 60,000              60,000


* All options reflected on this table are exercisable at $2.00 a share and vest in three equal installments.

Compensation  Report

     Administrative Services Agreement. When the Company was reorganized effective July 11, 1997, it entered into an administrative services agreement with the DLB Oil & Gas, Inc. (the "Services Agreement"), which was then a publicly traded, oil and gas company and the Company's largest stockholder. By entering into the Services Agreement, the Company shared management and personnel costs with DLB Oil & Gas, Inc. and substantially reduced the general and administrative costs it had historically paid. When DLB Oil & Gas, Inc. was subsequently acquired by Merger with Chesapeake Energy Corporation, the Company shares that DLB Oil & Gas, Inc. had held were distributed to the former DLB shareholders and DLB Oil & Gas, Inc. ceased to hold shares in the Company. The Merger also required that DLB Oil & Gas, Inc. be relieved of its obligations under the Services Agreement and that all amounts due it be paid. To satisfy this requirement, Mark Liddell and Mike Liddell, directors, executive officers and principal stockholders of the Company, formed DLB Equities, LLC ("DLB
Equities"), which assumed the DLB Oil & Gas, Inc. obligations and paid all amounts due DLB Oil & Gas, Inc., including amounts due under the Services Agreement. The Company then became obligated to DLB Equities and DLB Equities undertook to provide management and administrative services to the Company. See Certain Transactions -- Administrative Services Agreement below.

     Under the Services Agreement, DLB Equities allocated that portion of its general and administrative overhead attributable to the Company's operations to the Company, which reimbursed DLB Equities on a monthly basis. General and administrative overhead is composed of the actual cost of personnel and services and third party charges. The Company's disinterested directors determined that at that time, this arrangement was more cost effective than hiring executive and other personnel directly and would result in lower general and administrative costs. Mark Liddell and Mike Liddell, co-owners of DLB Equities, did not participate in approving DLB Equities' assumption of the Services Agreement.

     In May 1999, the Company created a Compensation Committee to review the Administrative Services Agreement and the compensation paid to the executive officers. During 1999, DLB Equities devoted the majority of its staff time to the Company's business and the Services Agreement acted only as a pass through arrangement where the Company was paying 100% of the general and administrative costs of DLB Equities. As a result, the Compensation Committee voted to terminate the Services Agreement on May 18, 1999 and employ the DLB Equities' employees directly. The Company believes that under this arrangement the financial statements of the Company will more accurately reflect the Company's actual general and administrative expenses.

Dated:   August  15,  1999               The Board of Directors of
                                         Gulfport  Energy  Corporation

                                         Mr.  Mike  Liddell,  Chairman


Compensation  Committee  Interlocks  and  Insider  Participation

     From January 1, 1999 through June 1, 1999 the Company's executive officers were compensated directly through a Services Agreement with DLB Equities. See Compensation Report above and Certain Transactions -- Administrative Services Agreement below. No executive officer or employee of the Company participated in Board decisions about the Services Agreement or executive compensation. In 1999, no member of the Board and no employee of the Company served or had served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of the Board. In January 1999, Mickey Liddell joined the Board of the Company and became one member on the three member compensation committee. Mickey Liddell is the President of Banner Entertainment, LLC, a privately held entertainment company. Mike Liddell and Mark Liddell are members and equity owners of Banner Entertainment, LLC.

Employment  Contracts


     On June 1, 1999, the Company entered into a five-year employment agreement with Mike Liddell, Chief Executive Officer and Chairman of the Board. The employment agreement provides for a salary of $200,000 per year.

     On June 1, 1999, the Company entered into a five-year employment agreement with Mark Liddell, President and Director. The employment agreement provided for a salary of $200,000 per year. The employment agreement with Mr. Liddell terminated by its own terms with no further liability to the Company upon Mr. Liddell's death on December 24, 1999.

     As required in the Company's reorganization, the Company and Mr. Ray Landry entered into a two-year employment agreement commencing July 11, 1997. This employment agreement provided for a salary of $156,000 per year and stock options to purchase 60,000 shares of the Company's common stock at $3.50 per share pursuant to a stock option agreement to be established by the Company. In March 1999, the Company effected a 50 to 1 reverse stock split. Accordingly, Mr. Landry's options were decreased to 1,200. This employment agreement expired on July 11, 1999 and was not renewed by the Company.

Compliance  with  Section  16(a)  of  the  Securities  Exchange  Act  of  1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons beneficially owning more that 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and with the Company.

     Based solely on a review of the reports sent to the Company and written responses from the executive officers and directors, the Company believes that each of its directors and executive officers met his Section 16(a) filing obligations.

Certain  Transactions

     Administrative  Service  Agreement

     Pursuant to the terms and conditions of the Administrative Services Agreement, DLB Oil & Gas, Inc. agreed to make available to the Company personnel, services, facilities, supplies, and equipment as the Company may need, including executive and managerial, accounting, auditing and tax, engineering, geological and geophysical, legal, land and administrative and clerical services. The initial term was one year beginning on the date of the Administrative Services Agreement. The Administrative Services Agreement continues for successive one-year periods unless terminated by either party by written notice no less than 60 days prior to the anniversary date of the Administrative Services Agreement. During the year ended December 31, 1997, the services of Gary C. Hanna and Ronald D. Youtsey, the Company's then President and Secretary, respectively, were provided under this agreement. On April 28, 1998, in connection with the acquisition of DLB Oil & Gas, Inc. by Chesapeake Energy Corporation, the obligations of DLB under the Administrative Services Agreement were assigned to DLB Equities, L.L.C. From April 1998 through June 1, 1999, the services of Mike Liddell, Chief Executive Officer, and Mark Liddell, President, were provided under the Administrative Services Agreement. DLB Equities, L.L.C. is owned equally by Mike and Mark Liddell.

     In return for the services rendered under the Administrative Services Agreement, the Company paid a monthly service charge based on the pro rata proportion of the Company's use of services, personnel, facilities, supplies and equipment provided by DLB Equities, L.L.C. as determined by DLB Equities, L.L.C. in a good-faith, reasonable manner. The service charge was calculated as the sum of (i) DLB Equities, L.L.C.'s fully allocated internal costs of providing personnel and/or performing services, (ii) the actual costs to DLB Equities, L.L.C. of any third-party services required, (iii) the equipment, occupancy, rental, usage, or depreciation and interest charges, and (iv) the actual cost to DLB Equities, L.L.C. of supplies. The fees provided for in the Administrative Services Agreement were approved by the Bankruptcy Court as part of the Plan and the Company believes that such fees are comparable to those that would be charged by an independent third party.

     The  Administrative  Service  Agreement  was  terminated  on  June 1, 1999.

          Shareholder  Line  of  Credit

On August 5, 1999, the Company entered into the Line of Credit for $3,238,000 with CD Holdings, LLC, Liddell Holdings, LLC, Liddell Investments, LLC and Wexford Management, LLC (the "Affiliated Stockholders"). Borrowing under the Line of Credit was due on September 15, 1999 and bore interest at LIBOR plus 3%. Pursuant to the Line of Credit, the Company paid the Affiliated Eligible
Stockholders an aggregate commitment fee equal to $65,000 in common stock and interest totaling $31,131. On September 15, 1999, the Affiliated Shareholders converted $3,030,000 of this line of credit into 4,040,011 shares of the Company's common stock in the Regulation D Private Placement Offering. The Company repaid $208,314 of this Line of Credit in cash to Affiliated Eligible Stockholders for debt not converted in the offering.

Performance  Graph

     The following graph compares the market values of the Company's Common Stock to the Nasdaq Market Index and a group of companies selected by the Company and with whom the Company competes (the "Peer Group"). The graph assumes an investment of $100 on July 11, 1997 (the Plan Confirmation Date), and that all dividends were reinvested and are weighted on a market capitalization basis. Following confirmation of the Company's Plan on July 11, 1997, through December 31, 1997, the Company's Common Stock traded sporadically in the over-the-counter market. During the period, no bid/ask prices were posted. For purposes of this graph, the Company has used the price of $3.50 per share as the initial per share price on July 11, 1997. The $3.50 per share price was used for the settlement of claims in the Company's Plan. The closing trade price in December 1997 occurred on December 22, 1997, and was $3.50 per share. The 1998 price reflects the closing price of the stock on last trading day in 1998. The 1999 price reflects the closing price of stock on the last trading day in 1999. The stock is currently trading in the over-the-counter market. Given the sporadic trading and the lack of significant trading volume, the results shown on the graph may not necessarily be indicative of long-term results.




                               [GRAPHIC  OMITED]



The Peer Group is composed of Kelley Oil & Gas, Inc., PetroCorp Incorporated, St. Mary Land & Exploration Company, Stone Energy Corporation and Texas Meridian Resources Corporation. Pursuant to SEC rules, this section of the Proxy
Statement is not deemed "Filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

Independent  Accountants

     The firm of Hogan & Slovacek LLP served as the Company's independent auditors for 1999. This firm has advised the Company that it has no direct or indirect financial interest in the Company. The Board has not asked the Stockholders to ratify its selection of auditors, believing that stockholder ratification is anachronous and unnecessary.

Additional  Information

     The Company's Annual report on Form 10-K, including the financial statements and schedule thereto, for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request addressed to Ms. Lisa Holbrook, General Counsel, Gulfport Energy Corporation, 6307 Waterford Blvd., Suite 100, Oklahoma City, OK 73118. Stockholders requesting exhibits to the form 10-K will be provided the same upon payment of reproduction expenses.

                                   By  the  Order  of  the  Board  of  Directors


                                        Lisa  Holbrook
                                        Secretary
October  5,  2000